    As filed with the Securities and Exchange Commission on November 2, 2001
                                                     Registration No. 33- ______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                            ADVANCED MAGNETICS, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                  04-2742593
  (State or other jurisdiction of        (I.R.S. Employer Identification No.)
   incorporation or organization)

                61 Mooney Street, Cambridge, Massachusetts 02138
               (Address of Principal Executive Offices) (Zip Code)

                       ----------------------------------

                    ADVANCED MAGNETICS, INC. 1993 STOCK PLAN
                            (Full title of the plan)

                       ----------------------------------

                                Jerome Goldstein
                Chief Executive Officer, President and Treasurer
                            Advanced Magnetics, Inc.
                                61 Mooney Street
                         Cambridge, Massachusetts 02138
                     (Name and address of agent for service)
                                 (617) 497-2070
          (Telephone number, including area code, of agent for service)

                       ----------------------------------

                                    Copy to:
                           Sharon Goddard White, Esq.
                             WHITE & MCDERMOTT, P.C.
                                65 William Street
                         Wellesley, Massachusetts 02481
                                 (781) 431-1700

                       ----------------------------------

                         CALCULATION OF REGISTRATION FEE

                                                                 Proposed
                                             Proposed             maximum
 Title of securities    Amount to be     maximum offering    aggregate offering       Amount of
  to be registered       registered       price per share          price          registration fee
--------------------- ---------------- ------------------- --------------------- ------------------
Common Stock,          200,000 shares       $3.425 (1)           $685,000              $171.25
$.01 par value
--------------------- ---------------- ------------------- --------------------- ------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock on the American Stock Exchange on October 31, 2001.

                      STATEMENT UNDER GENERAL INSTRUCTION E
                      REGISTRATION OF ADDITIONAL SECURITIES

     This registration statement on Form S-8 registers additional securities of the same class as other securities for which a registration statement on Form S-8 relating to the registrant's 1993 Stock Plan is effective. The registrant's 1993 Stock Plan was amended by resolution of the Board of Directors on December 22, 1998, and approved by the registrant's shareholders on February 2, 1999, to increase the maximum number of shares of the registrant's $.01 par value Common Stock which may be issued under the 1993 Stock Plan from 500,000 shares to 700,000 shares. Accordingly, pursuant to General Instruction E to Form S-8, the registrant hereby incorporates by reference herein the contents of such registration statement on Form S-8 relating to the registrant's 1993 Stock Plan filed with the Securities and Exchange Commission on May 11, 1993, File No. 33-62522, and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this registration statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the registrant with the Securities and Exchange Commission are hereby incorporated by reference in this registration statement:

     1. The registrant's Annual Report on Form 10-K for the year ended September 30, 2000;

     2. The registrant's Current Reports on Form 8-K filed on November 17, 2000 and April 30, 2001;

     3. The registrant's Quarterly Reports on Form 10-Q for the quarters ended December 31, 2000, March 31, 2001 and June 30, 2001; and

     4. The section entitled "Description of Registrant's Securities to be Registered" contained in the registrant's Registration Statement
        No. 0-14732 on Form 8-A filed pursuant to Section 12(g) of the Exchange Act.

     In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Legal matters in connection with the issuance of Common Stock offered hereby have been passed upon for the registrant by White & McDermott, P.C. as counsel to the registrant. Rachel Goldstein Konforty, an associate of White & McDermott, P.C., is the Assistant Secretary of the registrant and beneficially owns less than three percent of the registrant's Common Stock, a portion of which Ms. Konforty disclaims beneficial ownership and control.

Item 8. EXHIBITS

     The following exhibits are filed as part of this registration statement:

4.1 Certificate of Incorporation of the registrant, as amended (incorporated by reference to Exhibit 3.1 to the registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, File No. 0-14732).

4.2  By-Laws of the registrant, as amended (incorporated by reference to Exhibit
     3.2 to the registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, File No. 0-14732).

4.3 Specimen certificate representing the registrant's Common Stock (incorporated by reference to Exhibit 6 to the Registration Statement on Form 8-A of the registrant, Reg. No. 1-10865).

*5.1 Opinion of White & McDermott, P.C. as to the legality of the securities being registered.

10.1 1993 Stock Plan, as amended February 2, 1999 (incorporated by reference to the exhibits to the registrant's definitive proxy statement for the fiscal year ended September 30, 1998, File No. 000-14732).

*23.1 Consent of PricewaterhouseCoopers LLP, independent accountants.

23.2  Consent of White & McDermott, P.C. (included in Exhibit 5.1).

24 Power of Attorney (included in the signature pages of this registration statement).

*     Filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, the Commonwealth of Massachusetts, on this 1st day of November, 2001.

                               ADVANCED MAGNETICS, INC.


                               By: /S/ JEROME GOLDSTEIN
                                  ---------------------------------------------
                               Jerome Goldstein, Chairman of the Board,
                               Chief Executive Officer, President and Treasurer


                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Advanced Magnetics, Inc. hereby severally constitute Jerome Goldstein and James A. Matheson and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Advanced Magnetics, Inc. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

     SIGNATURE                     TITLE                              DATE


/S/ JEROME GOLDSTEIN      Chairman of the Board,                November 1, 2001
----------------------    Chief Executive Officer, President
Jerome Goldstein          and Treasurer (principal executive
                          and financial officer)


/S/ JAMES A. MATHESON     Vice President - Finance              November 1, 2001
---------------------     (principal accounting officer)
James A. Matheson

/S/ SHELDON L. BLOCH                Director                    November 1, 2001
---------------------------
Sheldon L. Bloch


/S/ MICHAEL D. LOBERG               Director                    November 1, 2001
---------------------------
Michael D. Loberg


/S/ EDWARD B. ROBERTS               Director                    November 1, 2001
---------------------------
Edward B. Roberts


/S/ GEORGE M. WHITESIDES            Director                    November 1, 2001
------------------------
George M. Whitesides

                                  EXHIBIT INDEX

EXHIBIT NO.                 DESCRIPTION OF DOCUMENTS

4.1 Certificate of Incorporation of the registrant, as amended (incorporated by reference to Exhibit 3.1 to the registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, File No. 0-14732).

4.2 By-Laws of the registrant, as amended (incorporated by reference to Exhibit 3.2 to the registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, File No. 0-14732).

4.3 Specimen certificate representing the registrant's Common Stock (incorporated by reference to Exhibit 6 to the Registration Statement on Form 8-A of the registrant, Reg. No. 1-10865).

*5.1 Opinion of White & McDermott, P.C. as to the legality of the securities being registered.

10.1 1993 Stock Plan, as amended February 2, 1999 (incorporated by reference to the exhibits to the registrant's definitive proxy statement for the fiscal year ended September 30, 1998, File No. 000-14732).

*23.1    Consent of PricewaterhouseCoopers LLP, independent accountants.

23.2     Consent of White & McDermott, P.C. (included in Exhibit 5.1).

24 Power of Attorney (included in the signature pages of this registration statement).

*         Filed herewith.